UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 3, 2021, Express, Inc. (the “Company”), entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) by and between the Company and BofA Securities, Inc. (the “Sales Agent”). Pursuant to the terms of the Sales Agreement, the Company may sell, from time to time through or to the Sales Agent, as the Company’s sales agent or as principal, up to 15 million shares of its common stock (the “Shares”). The sales, if any, of the Shares made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the New York Stock Exchange or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed with the Sales Agent. The Sales Agent may also sell the Shares by any other method permitted by law. The Company intends to use the net proceeds from the offering, after deducting the Sales Agent’s commissions and the Company’s offering expenses, for general corporate purposes, which may include, (i) investments in working capital, or capital expenditures, including the acceleration of investments to grow and enhance its eCommerce channel and omni-channel assets; (ii) the repayment of indebtedness; and (iii) other investments.

For sales of Shares through the Sales Agent, the Company will pay the Sales Agent a commission at a mutually agreed rate of 3% of the gross sales price per Share. In addition, the Company has agreed to pay certain expenses incurred by the Sales Agent in connection with the offering. The Company may also sell Shares to the Sales Agent as principal for the Sales Agent’s own account at a price agreed upon at the time of sale. If the Company sells Shares to the Sales Agent as principal, the Company will enter into a separate terms agreement with the Sales Agent. The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend the offering of Shares under the Sales Agreement.

The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Sales Agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The Shares will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-253368), which was initially filed with the Securities and Exchange Commission on February 22, 2021 and subsequently amended on April 6, 2021, and a related prospectus supplement, dated June 3, 2021.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion and consent of Kirkland & Ellis LLP relating to the Shares being offered is filed as Exhibit 5.1 and 23.1, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	ATM Equity OfferingSM Sales Agreement, dated as of June 3, 2021, by and between the Company and BofA Securities, Inc.

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: June 3, 2021	By:	/s/ Periclis Pericleous
	Name:	Periclis Pericleous
	Title:	Senior Vice President, Chief Financial Officer and Treasurer